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[PRO-FAC LOGO]                                                      Exhibit 99.1


                                                                    Contacts:
                                                                    Kevin Murphy
                                                                    585-218-4210


                      PRO-FAC ANNOUNCES FISCAL 2005 RESULTS

Rochester, N.Y., September 23, 2005...Pro-Fac Cooperative, Inc. ("Pro-Fac" or the "Cooperative") (Nasdaq: PFACP), an agricultural cooperative, filed its Report on Form 10-K for the fiscal year ended June 25, 2005 today with the Securities and Exchange Commission. The Form 10-K among other things includes Pro-Fac's financial results for fiscal 2005.

For the fiscal year ended June 25, 2005, Pro-Fac had net income of $1.6 million. This consisted primarily of termination payments received under the terms of the termination agreement between Pro-Fac and Birds Eye Foods.






ABOUT PRO-FAC:

Pro-Fac Cooperative is an agricultural cooperative that markets crops grown by its member-growers, including fruits (cherries, apples, blueberries, and peaches), vegetables (snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus and potatoes) and popcorn. Only growers of crops marketed through Pro-Fac (or associations of such growers) can become members of Pro-Fac. Pro-Fac's Class A Cumulative preferred stock is listed on the Nasdaq National Market system under the stock symbol, "PFACP." More information about Pro-Fac can be found on its web site at http://profaccoop.com/.